EXHIBIT 21


                        CONSOLIDATED FREIGHTWAYS, INC.
                    SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                              December 31, 1995

 The Company and its significant subsidiaries were:

                                                               State or
                                              Percent of     Province or
                                             Stock Owned      Country of
Parent and Significant Subsidiaries           by Company    Incorporation

Consolidated Freightways, Inc.                           Delaware

Significant Subsidiaries of Consolidated Freightways, Inc.

Consolidated Freightways
   Corporation of Delaware                   100         Delaware
   Canadian Freightways, Limited             100         Alberta, Canada
   Milne & Craighead Customs Brokers
     (Canada) Ltd.                           100         Canada
   Canadian Freightways Eastern Limited      100         Ontario, Canada
   United Terminals LTD.                     100         Canada

Menlo Logistics, Inc.                        100         California

Road Systems, Inc.                           100         California

VantageParts, Inc.                           100         Oregon

Con-Way Transportation Services, Inc.        100         Delaware
   Con-Way Truckload Services, Inc.          100         Delaware

Emery Air Freight Corporation                100         Delaware
Emery Worldwide Airlines, Inc.               100         Nevada